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                                   SUBLEASE

     THIS SUBLEASE is made and entered into as of this 22nd day of July, 1999, by and between AIR LIQUIDE AMERICA CORPORATION, a Delaware corporation ("Sublessor"), and DELPHI INFORMATION SYSTEMS, INC., a Delaware corporation ("Sublessee").

                                   RECITALS:

     This Sublease is made and entered into on the basis of the following facts, understandings and intentions of the parties:

     A. These Recitals utilize certain terms defined in this Sublease which the parties intend to incorporate into these Recitals in connection with their use herein.

     B. Master Landlord, as Landlord, and Sublessor, as Tenant, have previously entered into the Lease, pursuant to the terms and conditions of which Sublessor has leased the Leased Premises from Master Landlord.

     C. Sublessor desires to sublease the Sublease Premises to Sublessee, and Sublessee desires to sublease the Sublease Premises from Sublessor. In order to effectuate such sublease transaction, the parties desire to enter into this Sublease.

     NOW, THEREFORE, IN CONSIDERATION of the foregoing Recitals, and the mutual covenants and promises of the parties contained herein, the parties agree as follows:

     1.    DEFINED TERMS.

     1.1. DEFINITIONS. The following terms shall have the meaning set forth below for each such term:

     BASE RENT: $13,000.00 per month.

     BROKERS: Sublessor's Broker and Sublessee's Broker.

     COMMENCEMENT DATE: August 1, 1999.

     EXPIRATION DATE: January 31, 2001.

     LEASE: That certain Lease, dated September 16, 1985, between Master Landlord, as Landlord, and Sublessor, as Tenant, pursuant to the terms and conditions of which Master Landlord leased to Sublessor the Leased Premises, as amended by First Addendum to Lease, dated September 16, 1985; Second

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     Addendum to Lease, dated September 16, 1985; Third Addendum to Lease, dated October 15, 1985; Fourth Addendum to Lease, dated February 12, 1987; Fifth Addendum to Lease, dated March 6, 1987; Sixth Addendum to Lease, dated October 6, 1988; Seventh Addendum to Lease, dated November 30, 1988; Eighth Addendum to Lease, dated December 20, 1989; Ninth Addendum, dated May 21, 1991; Tenth Addendum to Lease, dated
     September 10, 1991; Eleventh Amendment to Office Lease, dated June 20, 1995; and Twelfth Amendment to Office Lease, dated September 10, 1996 together with Memorandum of Lease, dated September 16, 1985, and recorded November 1, 1985, in Book 12596, at Page 119, of the Official Records of the County of Contra Costa, State of California. A true and correct copy of the Lease is attached hereto as Exhibit A.

     MASTER LANDLORD: C-C California Plaza Partnership, a California general partnership, as successor-in-interest to California Plaza Associates, a California general partnership, the original Landlord under the Lease.

     PERMITTED USE: General office uses.

     SUBLEASE PREMISES: A portion of the 3rd floor of the Leased Premises, containing approximately 11,540 square feet of Rentable Area, as shown by crosshatch on the Floor Plan attached hereto as Exhibit B.

     SUBLEASE TERM: The period commencing on the Commencement Date and ending on the Expiration Date.

     SUBLESSEE'S BROKER: Scott Ellis of Grubb & Ellis Company.

     SUBLESSOR'S BROKER: Jeffrey Weil of Grubb & Ellis Company.

     1.2. LEASE DEFINED TERMS. Except as otherwise specified in this Sublease, all terms defined in the Lease shall have the same meaning when used in this Sublease.

     1.3. OTHER DEFINED TERMS. Certain other terms shall have the meaning set forth for each such term elsewhere in this Sublease.

     2. DEMISE OF SUBLEASE PREMISES. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Sublease Premises on the terms and conditions set forth in this Sublease.

     3. TERM. The Sublease Term shall commence on the Commencement Date and shall end on the Expiration Date, unless this Sublease is sooner terminated pursuant to its terms, or the Lease is sooner terminated pursuant to its terms, in which


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event this Sublease shall also automatically terminate. Sublessee acknowledges that Sublessee has no option to extend the Sublease Term.

     4. DELIVERY OF PREMISES. Sublessor shall deliver the Sublease Premises to Sublessee in as-is condition. Sublessor has no obligation to make any improvements or alterations to the Sublease Premises. Occupancy of any portion of the Sublease Premises by Sublessee shall constitute acceptance of the Sublease Premises, unless any portion of such Sublease Premises is considered "uninhabitable" under applicable California laws, rules ordinances or regulations. No delay from any cause whatsoever in delivery of the Sublease Premises to Sublessee hereunder shall extend the Sublease Term beyond the Expiration Date, and Sublessor shall have no liability whatsoever on account of any such delay in delivery of the Sublease Premises, but if delivery of the Sublease Premises is delayed for more than fifteen (15)) days beyond the date of execution of this Sublease, except to the extent any such delay is caused by a Sublessee delay, Sublessee shall have the right-to terminate this Sublease, and the obligations of the parties hereunder, by delivering to Sublessor written notice of such termination within ten (10) days after the expiration of such 15-day period. Termination of this Sublease in accordance with the foregoing shall be Sublessee's sole remedy on account of any failure by Sublessor to deliver the Sublease Premises hereunder. In the event Sublessee fails to deliver notice of termination hereunder within such 10-day period, then this Sublease shall continue in full force and effect.Notwithstanding anything contained herein, any delay in occupancy not caused by Sublessee shall adjust the commencement date of the Sublease accordingly and Sublessee shall have no rights or liability hereunder before such Commencement Date.

     5.    BASE RENT AND ADDITIONAL RENT

     5.1. BASE RENT. Commencing on the first day of the Sublease Term, and on the first day of each month thereafter during the Sublease Term, Sublessee shall pay to Sublessor in advance Base Rent for the Sublease Premises. If the first or last day of the Sublease Term is other than the first day of a calendar month, then the first and/or last months' payment of Base Rent shall be prorated based on the number of days elapsed in each such month.

     5.2. ADDITIONAL RENT. The combined Base Rent and Basic Operating Costs for this sublease shall be $13,000.00 per month total for the entire sublease term. Sublessee shall reimburse Sublessor for its parking expenses, pursuant to Section 9.2, in addition to the $13,000.00 per month rental payment. There shall be no Basic Operating Costs passthrough to the Sublessee.

     5.3. ADDITIONAL SERVICES. If Sublessee desires any services in amounts exceeding the basic services to be provided by Master Landlord pursuant to
Section 4.3(b) of the Lease, and in the event that Master Landlord elects to provide such


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additional services, then Sublessee shall reimburse Master Landlord for
Master Landlord's costs of providing such additional services, including all such costs imposed by Master Landlord on Sublessor. Upon request by Sublessee to Sublessor, Sublessor shall use reasonable good faith efforts in assisting Sublessee in obtaining from Master Landlord the provision of such additional services, but without warranty, representation or liability for any failure by Sublessor to obtain from Master Landlord the provision of such additional services.

     5.4. TAXES ON PERSONAL PROPERTY AND IMPROVEMENTS; LIENS. In addition to Sublessee's obligation to make payment of additional rent pursuant to Paragraph 5.2 and 5.5 herein, Sublessee shall be responsible for, and shall pay prior to delinquency, taxes or governmental service fees, capital levies or other charges imposed upon, levied with respect to, or assessed against, Sublessee's personal property, additions and improvements made to the Sublease Premises by Sublessee and reimbursement to Sublessor for any taxes on the furniture inventory as shown on Exhibit C. To the extent that any such taxes are not separately assessed or billed to Sublessee, Sublessee shall pay to Sublessor or Master Landlord, as the case may be, the amount of such taxes assessed or billed to Sublessor or Master Landlord within thirty (30) days after delivery of a copy of such assessment or bill, or ten (10) days prior to the last day such taxes may be paid without penalty, whichever is later. Sublessee shall at all times keep the Project and every part thereof free from any liens of any sort (including mechanics' liens) related in any way to the activities, responsibilities or liabilities of Sublessee.

     5.5. PAYMENT OF BASE RENT AND OTHER CHARGES. All amounts and charges payable by Sublessee under this Sublease in addition to Base Rent shall constitute additional rent payable by Sublessee hereunder. Sublessee shall make payment of Base Rent and all additional rent without offset or deduction. Unless and until otherwise directed by Sublessor in writing, Sublessee shall make all payments due to Sublessor under this Sublease to Sublessor at the address specified for notices in Paragraph 17 below.

     5.6. CHARGES ON DELINQUENT AMOUNTS. Sublessee acknowledges that if Sublessee fails to pay Sublessor any amount due hereunder by the due date, that Sublessor will incur costs and expenses in processing such delinquent payments, particularly with respect to its obligations to make payments of Rental to Master Landlord under the Lease, a portion of which will be comprised of amounts payable by Sublessee hereunder. Accordingly, based on the parties' assessment of the reasonable estimate of such costs and expenses which Sublessor would incur based on the facts and circumstances existing as of the date of this Sublease, if Sublessee fails to pay to Sublessor any amount due under this Sublease within five (5) days after written notice from Sublessor to Sublessee that such payment is due, Sublessee shall pay
Sublessor upon demand a late charge equal to five percent (5%) of the delinquent amount. In addition, Sublessee shall pay to Sublessor per annum interest
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on all amounts due at the Default Rate or at the maximum rate allowed by law, whichever is less, from the due date to and including the date of payment. Sublessor's acceptance of any late charge or interest hereunder shall not waive Sublessee's default in failing to pay the delinquent amount.

     6. USE OF SUBLEASE PREMISES. Sublessee shall use the Sublease Premises solely for the Permitted Use and for no other use or purpose whatsoever.

     7.   ASSIGNMENT AND SUBLETTING.

     7.1. PERMITTED TRANSFERS. Except as hereinafter provided, Sublessee shall not assign this Sublease or sublease the Sublease Premises, or any portion thereof, without Sublessor's prior written consent, which consent shall not be unreasonably withheld or delayed, and shall in any event be given or withheld within twenty (20) days after Sublessor's receipt from Sublessee of a request for such consent, together with such documents and other materials as Sublessor may reasonably require in order to render a decision on consent hereunder. Notwithstanding the foregoing, Sublessee may, without Sublessor's prior consent, but with notice to Sublessor prior to consummation, assign this Sublease, or sublet all or any portion of the Sublease Premises, to any person or entity controlled by, controlling, or under common control with Sublessee (collectively, an "affiliate"). If Sublessor declines to consent to any assignment or sublease hereunder, Sublessor shall include with any notice of declination a statement in reasonable detail of Sublessor's basis for such declination. No assignment or subletting by Sublessee hereunder shall relieve Sublessee of any obligation under this Sublease.

      7.2. TERMS OF TRANSFERS. Each assignee shall, concurrently with any assignment, assume all obligations of Sublessee under this Sublease. Each sublease shall be made subject to this Sublease and all of the terms, convenants and conditions contained herein; and the surrender of this Sublease by Sublessee, or a mutual cancellation thereof, or the termination of this Sublease in accordance with its terms, shall not work a merger and shall, at the option of Sublessor, terminate all or any existing subleases or operate as an assignment to Sublessor of any or all such subleases. No sublessee shall have the right further to sublet, except to an affiliate of Sublessee. Any assignment by a sublessee of its sublease shall be subject to Sublessor's prior consent in the same manner as a sublease by Sublessee. No sublease, once consented to by Sublessor, shall be modified without Sublessor's prior consent. No assignment or sublease shall be binding on Sublessor unless the transferee delivers to Sublessor a fully executed counterpart of the assignment or sublease which contains the assumption by the assignee, or recognition by the Sublessee, of the provisions of this Paragraph 7, in form and substance satisfactory to Sublessor, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this

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Paragraph 7, but such failure shall constitute a default by Sublessee under this Sublease.

     7.3. EFFECT OF TRANSFER. The acceptance of rent by Sublessor from any person other than Sublessee shall not be deemed a waiver by Sublessor of any provision of this Paragraph 7. On default by any assignee of Sublessee in the performance of any of the terms, covenants or conditions of this Sublease, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee. No consent by Sublessor to any further assignments or sublettings of this Sublease, or any modification, amendment or termination of this Sublease, or extension, waiver or modification of payment or any other obligations under this Sublease, or any other action by Sublessor with respect to any assignee or Sublessee, or the insolvency, or bankruptcy or default of any such-assignee or sublessee, shall affect the continuing liability of Sublessee for its obligations under this Sublease and Sublessee waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Sublessor shall have no obligation to notify Sublessee or obtain Sublessee's consent with respect to any of the foregoing matters.

     7.4. MASTER LANDLORD RIGHTS; NO ENCUMBRANCE. Sublessee's rights with respect to assignment and subletting hereunder, and Sublessor's obligations with respect thereto, shall in all events be subject to any and all rights of the Master Landlord with respect to assignment and subletting under Section
5.8 of the Lease. Notwithstanding anything to the contrary contained in this Paragraph 7, Sublessee shall have no right to encumber, pledge, hypothecate or otherwise transfer this Sublease, or any of Sublessee's interest or rights hereunder, as security for any obligation or liability of Sublessee

     8. GRAPHICS AND BUILDING SIGNAGE. Sublessor shall use reasonable good faith efforts to cause Master Landlord to provide to Sublessee appropriate identification of Sublessee's name and suite numerals at the main entrance door to the Sublease Premises pursuant to the provisions of Section 4.5 of the Lease. In addition, Sublessor shall use reasonable good faith efforts to cause Master Landlord to list Sublessee and its officers and employees on any Building directory to the extent so provided by Master Landlord. Subject to Sublessee's compliance with all applicable laws, ordinances, rules and regulations, at Sublessee's sole cost and expense, and subject to obtaining the prior written consent of Master Landlord (as to which Sublessor shall use reasonable good faith efforts in cooperation with Sublessee to obtain), Sublessee may place a sign or signs on or within the Project identifying Sublessee as an occupant of the Project. The cost of installation, maintenance and operation of any such Project signs shall be borne by Sublessee, unless otherwise agreed by Master Landlord.

     9.    PARKING.

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     9.1.   ASSIGNMENT OF PARKING RIGHTS. Subject to and in accordance with the provisions of this Paragraph 9, Sublessor hereby assigns to Sublessee as an appurtenance to the Sublease Premises the right to utilize 34 "valet" as available (or unreserved) parking stalls within the Project, pursuant to and in accordance with the terms and conditions of Section 4.6 of the Lease, except as modified by this Paragraph 9.

     9.2. PAYMENT OF PARKING CHARGES. Sublessor shall pay all amounts due Master Landlord under Section 4.6 of the Lease on account of Sublessee's use of the parking stalls hereunder, except that Sublessee shall reimburse Sublessor for any increases in such parking charges effected by Master Landlord pursuant to Section 4.6 of the Lease over the parking charges prevailing as of the Commencement Date. Immediately upon receipt from Master Landlord of statements for parking charges during the Sublease Term after the Commencement Date, Sublessor shall provide such statements to Sublessee, together with Sublessor's calculation of any amounts due on account of increases in parking charges, and Sublessee shall reimburse Sublessor for the amount due within thirty (30) days after receipt of Sublessor's statement.

    9.3. ADDITIONAL PARKING. In addition to the parking rights assigned to Sublessee hereunder, Sublessor shall use reasonable good faith efforts to assist Sublessee in obtaining additional parking rights from Master Landlord to the extent required by Sublessee's business operations in the Sublease Premises.

     10.   INTENTIONALLY OMITTED.

     11. ALTERATIONS. Sublessee shall not make any alterations, improvements or additions to the Sublease Premises, except in any applicable provisions of the Lease, and then only with the prior written consent of both Master Landlord and Sublessor. Notwithstanding the above, Sublessee shall have the authority to make alterations under $5,000 that are decorating-type alterations without the prior written consent of Sublessor, provided Sublessee has obtained any consents required of the Master Landlord.

     12. USE OF HAZARDOUS MATERIALS. As used herein, "environmental laws" means all present and future statutes, ordinances, orders, rules and regulations of all federal, state or local governmental agencies relating to the use, generation, manufacture, installation, release, discharge, storage or disposal of hazardous materials; and "hazardous materials" means petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas or any chemical, material or substance now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances", or words of similar import, under any

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environmental laws. Sublessee shall not use, or allow use of, hazardous materials in the Sublease Premises or transport the same through the Project, except in accordance with the rules and regulations of the Project. In the event of a release of any hazardous materials of which Sublessee has knowledge or receives notice, Sublessee shall immediately notify Sublessor and Master Landlord and, if such release was caused by the act or neglect of Sublessee, any person or entity holding under Sublessee, or any officer, employee, agent, representative or contractor of Sublessee, then Sublessee shall promptly take such remedial actions as Sublessor and/or Master Landlord may deem necessary or appropriate to clean up the same. Sublessee shall use, handle, store and transport any hazardous materials hereunder in accordance with the applicable requirements of environmental laws, and shall notify Sublessor and Master Landlord of any violation of environmental laws of which it receives notice from any governmental agency having jurisdiction. As used herein, Sublessee includes its employees, agents, contractors, invitees or licensees.

Sublessor agrees to indemnify and save Sublessee harmless from all claims, liability, loss or damage (not due to Sublessee) with respect to the Premises for Sublessor's failure, and to the extent Sublessor receives indemnity from Master Landlord, for Master Landlord's failure to comply with all federal, state, local laws, rules, regulations or governmental reporting requirements with respect to hazardous wastes and materials.

     13. INTERRUPTION OR UNAVAILABILITY OF SERVICES. Notwithstanding any failure to furnish or delay in furnishing any maintenance or services under the Lease, regardless of the cause of such failure or delay, (i) Sublessor shall not be in default hereunder or liable for any damages directly or indirectly resulting from any such failure or delay, (ii) Base Rent and other charges payable by Sublessee shall not be abated, (iii) no constructive or other eviction shall be deemed to have occurred, and (iv) Sublessee shall not be relieved from any of its obligations under this Sublease.

     14.   INCORPORATION OF LEASE TERMS.

     14.1. INCORPORATION BY REFERENCE. The terms and conditions of this Sublease shall include the following Sections of the Lease, which are incorporated into this Sublease as if fully set forth herein, except that in such incorporated Sections (i) each reference to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to "Landlord" shall be deemed a reference to "Sublessor"; (iii) each reference to "Tenant" shall be deemed a reference to "Sublessee"; and (iv) each reference to "Leased Premises" shall be deemed a reference to "Sublease Premises". The following Sections of the Lease are hereby so incorporated into this Sublease: Section 5.5, commencing with the phrase "Tenant shall reimburse Landlord..." in the third sentence thereof; Section 5.7; Section 5.10, except that the reference to "Landlord" in the antepenultimate line thereof shall be deemed to refer to the Master

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Landlord, and Sublessor shall have no obligation therefor other than the obligation to use reasonable good faith efforts to cause Master Landlord to perform its obligations thereunder; Section 5.11; Section 5.12; Section 5.14, except that references to the "Term Commencement Date" shall be deemed to refer to the "Commencement Date", references to the "Term Expiration Date" shall be deemed to refer to the "Expiration Date" and the period for responding to Sublessor's request for a certificate under Section 5.14 as so incorporated herein shall be twenty (20) days; Section 6.2; Section 6.3 except that Master Landlord shall also be named as an additional insured under each such policy in accordance with the provisions of Section 6.3, Master Landlord shall also have the right to inspect and/or copy Sublessee's insurance policies required to be maintained under this Sublease, and no policy required to be carried by Sublessee shall be cancelable or materially altered except after thirty (30) days written notice to Sublessor, Master Landlord and Master Landlord's lender; Section 6.5, except for clause (iii) of Section 6.5(b) ; and Section 6.6.

     14.2. RELATION BETWEEN SUBLEASE AND LEASE; SUBLESSOR'S OBLIGATIONS. This Sublease is and at all times shall be subject and subordinate to the Lease. Sublessee hereby expressly assumes and agrees to comply with all the provisions of the Lease, to the extent applicable to Sublessee and/or the Sublease Premises, and to perform all the obligations on the part of Tenant to be performed under the terms of the Lease. Sublessee acknowledges that Sublessor shall have no obligation to make any repairs to the Sublease Premises or to take any other action in connection with the Sublease Premises, and Sublessee assumes responsibility therefor; provided, however, that Sublessor shall pay any sums which it is required to pay to Master Landlord under the terms of the Lease and perform its obligations under the Lease in accordance with its terms to the extent not to be performed by Sublessee under this Sublease, all so long as Sublessee is not in default in the performance of annoys its obligations under this Sublease, including payment of Base Rent or any other amounts payable by Sublessee under this Sublease.

     14.3. ENFORCEMENT OF LEASE. Notwithstanding anything to the contrary contained in this Sublease, and except to the extent caused by the failure of Sublessor to perform its obligations under this Sublease, Sublessee shall look solely to Master Landlord for the performance of all obligations of Master Landlord under the Lease, and Sublessor shall have no responsibility or liability on account of any failure by Master Landlord to perform any of its obligations under the Lease, including any failure to provide basic services, or operate or maintain the Project in accordance with the standards specified in the Lease. Subject to the foregoing limitations, and except to the extent caused by the failure of Sublessor to perform its obligations under this Sublease, upon written request of Sublessee, Sublessor shall, at Sublessee's sole cost and expense, take such actions as Sublessor deems reasonable under the circumstances, acting in good faith, to enforce Master Landlord's

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            obligations under the Lease. In the event that Sublessee desires to initiate any litigation or other proceedings against Master Landlord on account of any failure by Master Landlord to perform its obligations under the Lease, Sublessor shall cooperate reasonably with Sublessee in connection therewith, including permitting Sublessee to bring such proceeding in the name of Sublessor, provided that Sublessee pays all costs and expenses incurred by Sublessor in connection with the foregoing, and Sublessee indemnifies, defends, protects and holds Sublessee, its affiliates, officers, directors, employees, agents and representatives, harmless from and against any and all liability, losses, claims, causes of action, damages, costs and expense (including reasonable attorneys' fees) arising out of or in connection with any such proceeding or other actions taken by Sublessee against Master Landlord, except that the foregoing proviso and indemnity shall not apply to the extent that Master Landlord's failure to perform its obligations under the Lease is caused by the failure of Sublessor to perform its obligations under this Sublease.

     15.    DEFAULT AND REMEDIES.

     15.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute default by Sublessee under this Sublease:

     15.1.1. NONPAYMENT OF RENT. Failure to pay any Base Rent or other amounts when due.

     15.1.2. UNPERMITTED ASSIGNMENT. An assignment or sublease made in contravention of any of the provisions of Paragraph 7 above.

     15.1.3. ABANDONMENT. Abandonment of the Sublease Premises for a continuous period in excess of five (5) business days. For purposes hereof, "abandonment" means cessation by Sublessee of the conduct of its business in the Sublease Premises or removal from the Sublease Premises of the personal property, equipment and furnishings used by Sublessee in its business in the Sublease Premises.

     15.1.4. OTHER OBLIGATIONS. Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Sublease.

     15.1.5. BANKRUPTCY AND INSOLVENCY. A general assignment by Sublessee for the benefit of creditors, any action or proceeding commenced by Sublessee under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Sublessee and not discharged within sixty (60) days after the date of commencement;


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the employment or appointment of a receiver or trustee to take possession of all or substantially all of Sublessee's assets or the Sublease Premises; the attachment, execution or other judicial seizure of all or substantially all of Sublessee's assets or the Sublease Premises, if such attachment or other seizure remains undismissed or undischarged for a period of twenty (20) days after the levy thereof; the admission by Sublessee in writing of its inability to pay its debts as they become due; or the filing by Sublessee of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Sublessee of an answer admitting or failing timely to contest a material allegation of a petition filed against Sublessee in any such proceeding or, if within sixty (60) days after the commencement of any such proceeding against Sublessee, such proceeding is not dismissed. For purposes of this Paragraph 15.1.5, "Sublessee" means Sublessee and any partner of Sublessee, if Sublessee is a partnership, or any person or entity comprising Sublessee, if Sublessee is comprised of more than one person or entity, or any guarantor of Sublessee's obligations, or any of them, under this Sublease.

     15.2. NOTICE TO SUBLESSEE. Upon the occurrence of any default, Sublessor shall give Sublessee notice thereof. If a time period is specified below for cure of such default, then Sublessee may cure such default within such time period. The time periods provided below are exclusive of any other time periods provided by law with respect to cure of any such default and Sublessee hereby waives any right under law now or hereinafter enacted to any other time period.

     15.2.1. NONPAYMENT OF RENT. For failure to pay Base Rent or other charges, within five (5) days after Sublessor's notice, unless Sublessee has failed more than two (2) times during the Sublease Term timely to pay any Base Rent or other charge, in which event no cure period shall apply.

     15.2.2. OTHER OBLIGATIONS. For failure to perform any obligation, covenant, condition or agreement under this Sublease (other than nonpayment of Rent, an assignment or subletting in violation of Paragraph 7 or Sublessee's abandonment of the Sublease Premises) within ten (10) days after Sublessor's notice or, if the failure is of a nature requiring more than 10 days to cure, then an additional twenty (20) days after the expiration of such 10-day period, but only if Sublessee commences cure within such 10-day period and thereafter diligently pursues such cure to completion within such additional 20-day period. If Sublessee has failed to perform any such obligation, covenant, condition or agreement more than two (2) times during the Sublease Term and notice of such event of default has been given by Sublessor in each instance, then no cure period shall apply.

     15.2.3. NO CURE PERIOD. No cure period shall apply for any other event of default specified in Paragraph 15.1.


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     15.3.  REMEDIES UPON OCCURRENCE OF DEFAULT. On the occurrence of a default which Sublessee fails to cure after notice and expiration of the time period for cure, if any, specified in Paragraph 15.2 above, Sublessor shall have the right either (i) to terminate this Sublease and recover possession of the Sublease Premises, or (ii) to continue this Sublease in effect and enforce all Sublessor's rights and remedies under California Civil Code
Section 1951.4 (by which Sublessor may recover rent as it becomes due, subject to Sublessee's right to assign pursuant to Paragraph 7). Sublessor may store any property of Sublessee located in the Sublease Premises at Sublessee's expense or otherwise dispose of such property in the manner provided by law. If Sublessor does not terminate this Sublease, Sublessee shall in addition to continuing to pay all Base Rent and other charges when due, also pay Sublessor's costs of attempting to relet the Sublease Premises, any repairs and alterations necessary to prepare the Sublease Premises for such reletting, and brokerage commissions and attorneys' fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Sublessor's election to continue this Sublease in effect, Sublessor may at any time thereafter terminate this Sublease pursuant to this Paragraph 15.3.

     15.4. DAMAGES UPON TERMINATION. If and when Sublessor terminates this Sublease pursuant to Paragraph 15.3, Sublessor may exercise all its rights and remedies available under California civil code Section 1951.2, including the right to recover from Sublessee the worth at the time of award of the amount by which the unpaid Base Rent and other charges for the balance of the Term after the time of award exceeds the amount of such rent loss that the Sublessee proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, "time of award" means either the date upon which Sublessee pays to Sublessor the amount recoverable by Sublessor, or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever occurs first.

     15.5. COMPUTATION OF CERTAIN RENT FOR PURPOSES OF DEFAULT. For purposes of computing unpaid rent pursuant to Paragraph 15.4 above, increases in Basic Operating Cost and real property taxes (the "Escalation Rent") for the balance of the Sublease Term shall be determined by averaging the amount paid by Sublessee as Escalation Rent for the calendar year prior to the year in which the default occurred (or, if the prior year is the Sublease Base Year or such default occurs during the Sublease Base Year, Escalation Rent shall be based on Master Landlord's Estimated Basic Operating Cost for the Sublease Base Year), increasing such average amount for each calendar year (or portion thereof) remaining in the balance of the Sublease Term at a per annum compounded rate equal to the mean average rate of increase for the preceding five (5) calendar years in the Index.

     15.6. DEFAULT OF SUBLESSOR. Except as otherwise provided herein, Sublessor shall be in breach of its obligations under this Sublease if (i) in the case of a breach


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

which can be cured by payment of money, such breach continues for thirty (30) days after notice without cure, or (ii) in the case of a breach which cannot cured by payment of money, (A) such breach continues either for thirty (30) days after notice, or (B) in the case of a breach which cannot be cured within thirty (30) days, such breach continues for thirty (30) days after notice and is not thereafter cured in fact as soon as reasonably feasible under the circumstances. Sublessor shall be liable to Sublessee for all amounts necessary to compensate Sublessee for all the detriment proximately caused by Sublessor's failure to cure within the foregoing time periods any breach of its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom. Upon a breach by Sublessor under this Sublease which is not cured within the foregoing cure periods, Sublessee shall have recourse to all available legal and equitable remedies.

     15.7. RIGHT TO CURE DEFAULTS. If either party fails to perform any obligation under this Sublease, and such party fails to cure such default within the applicable cure period, if any, specified in this Paragraph 15, then the other party may, without waiving or releasing the defaulting party from any of its obligations or such default, make any such payment or perform such other obligation on behalf of the defaulting party. All payments so made by a party, and all costs and expenses incurred by a party to perform such obligations, shall be due and payable by the defaulting party as additional rent immediately upon receipt of demand therefor from the other party.

     15.8. REMEDIES CUMULATIVE. The rights and remedies of each party under this Sublease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to each party at law or in equity. A party's pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

     16. WAIVER. Failure of a party to declare default by the other party upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but the non-defaulting party shall have the right to declare such default at any time after its occurrence. To be effective, a waiver of any provision of this Sublease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Base Rent or other charges hereunder, or endorsement of any check by Sublessor, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding default by Sublessee, except as to the particular Base Rent or other charges so accepted, regardless of Sublessor's knowledge of the preceding default at the time of acceptance of the Base Rent or other charge. No course of conduct between Sublessor and Sublessee, and no acceptance of the keys to or possession of the Sublease Premises by Sublessor before the Expiration Date, shall constitute a waiver of any provision of this Sublease or of any default, or operate as a surrender of this Sublease.

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

     17. NOTICES. The address of each party and Master Landlord for the purpose of all notices permitted or required by this Sublease is as follows:

     To Master Landlord:
          2121 North California Boulevard
          Suite 230
          Walnut Creek, California 94596
          Attention: Building Management

     To Sublessor:
          2700 Post Oak Boulevard
          21st Floor
          Houston, Texas 77056
          Attention: John N. Baird,
          Vice President

     To Sublessee:
          2121 North California Boulevard, 3rd Floor
          Walnut Creek, CA 94596
          Attention: Mr. Dick Baum,
          Chief Financial Officer

The notice address of any party set forth above may be changed by written notice given not less than five (5) days prior to the date such change is to be effected. All notices hereunder shall be in writing, shall be properly addressed and shall be sent by personal delivery, by United States Mail (certified or Express Mail, return receipt requested and postage prepaid), or by overnight courier delivery service. All such notices shall be considered delivered: (i) if personally delivered, on the date of delivery; (ii) if sent by United States Mail in the manner prescribed above, on the date shown on the return receipt for acceptance or rejection; or (iii) if sent by overnight courier delivery service, on the date of delivery as shown by the written delivery record of such service.

     18. NO JOINT VENTURE. This Sublease does not create any partnership or joint venture or similar relationship between Sublessor and Sublessee.

     19. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraph 7 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Sublease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

     20. CONSTRUCTION AND INTERPRETATION. References to a party or parties refers to Sublessor or Sublessee, or both, as the context may require. The

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

captions preceding the Paragraphs of this Sublease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Sublease. Use in this Sublease of the words "including", "such as", or words of similar import when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of non limitation (such as "without limitation") is used with reference thereto. All provisions of this Sublease have been negotiated at arm's length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Sublease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Sublessor or Sublessee, and the provisions of this Sublease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Sublease.

     21. ENTIRE AGREEMENT; AMENDMENTS. This Sublease, together with the Exhibits hereto, contain all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Sublease, the Exhibits hereto. Neither Sublessor nor Sublessor's agents have made any warranties or representations with respect to the Sublease Premises or any other portion of the Project, except as expressly set forth in this Sublease. This Sublease may be modified or amended only by an agreement in writing signed by both parties.

     22. ATTORNEYS' FEES. If either Sublessor or Sublessee brings an action or proceeding (including any cross-complaint, counterclaim or third party claim) against the other party by reason of the breach or alleged violation of any covenant, term or obligation hereof, or for the enforcement or interpretation of any provision hereof, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys' fees.

     23. STANDARDS OF PERFORMANCE AND APPROVALS. Unless otherwise provided in this Sublease, (i) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Sublease and (ii) whenever approval, consent or satisfaction (collectively, an "approval") is required of a party pursuant to this Sublease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Sublease shall limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (A) specifically granted such right, (B) granted the right to act in its sole discretion or sole judgment, or (C) granted the right to make a subjective judgment hereunder, whether "objectively" reasonable under the circumstances and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Sublease. In addition to any specific provisions of this Sublease with respect thereto, whenever under this Sublease Sublessor is required to use reasonable good faith efforts, then, so long as Sublessor has so used such reasonable good faith efforts with respect to the subject matter as to which such obligation is imposed, except as otherwise provided herein, Sublessor shall have no liability of any kind or character whatsoever to Sublessee with respect to such matter or the results of Sublessor's reasonable good faith efforts. The parties have set forth in this Sublease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Paragraph 7 with respect to assignments and sublettings.

     24. BROKERS. Sublessor shall pay to Sublessor's Broker a commission in connection with Sublessor's Broker's negotiation of this Sublease pursuant to a separate agreement between Sublessor and Sublessor's Broker. Subject to fulfillment of the conditions precedent specified in Paragraph 28 below, Sublessor shall pay to Sublessee's Broker a commission in amount of 5% of the total consideration of this sublease, which based on a sublease value of $221,000 is $11,050.00 for the Sublessee's Broker. Other than the Brokers, Sublessor and Sublessee each represent and warrant to the other that no broker, agent, or finder has procured or was involved in the negotiation of this Sublease and no such broker, agent or finder is or may be entitled to a commission or compensation in connection with this Sublease. Sublessor and Sublessee shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damages, claims, costs and expenses (including reasonable attorneys' fees) resulting from claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation.

     25. SURRENDER OF SUBLEASE PREMISES. Upon the Expiration Date or earlier termination of this Sublease, Sublessee shall quietly and peacefully surrender the Sublease Premises to Sublessor in the condition specified in
Section 5.9 of the Lease. On or before the Expiration Date or earlier termination of this Sublease, Sublessee shall remove all of its personal property from the Sublease Premises and repair at its cost and expense all damage to the Sublease Premises or Project caused by such removal. All personal property of Sublessee not removed hereunder shall be deemed, at Sublessor's option, to be abandoned by Sublessee and Sublessor or Master Landlord may store such property in Sublessee's name at Sublessee's expense and/or dispose of the same in any manner permitted by law.

     26. EXHIBITS. The following Exhibits are by this reference made a part hereof:


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

sum to the other party or a third person, shall survive the termination or expiration of this Sublease.

     28. CONDITION PRECEDENT. This Sublease is expressly conditioned upon the prior written consent of Master Landlord. If Sublessor fails to obtain Master Lessor's consent within twenty (20) days after the date of execution of this Sublease by Sublessor and Sublessee, then Sublessor may terminate this Sublease by giving Sublessee written notice of such termination.

     29. GOVERNING LAW. This Sublease shall be governed by and construed pursuant to the laws of the State of California.

     30. TIME OF THE ESSENCE. Time is of the essence of this Sublease and of the performance of each of the provisions contained in this Sublease.


     IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.


                                   SUBLESSOR:

                                   AIR LIQUIDE AMERICA CORPORATION, a
                                   Delaware corporation (formerly known as LAI
                                   PROPERTIES, INC.)

                                   By: [ILLEGIBLE]
                                   Its: Vice President


                                   SUBLESSEE:

                                   DELPHI INFORMATION SYSTEMS, INC, a
                                   Delaware corporation

                                   By: [ILLEGIBLE]
                                   Its: Chief Financial Officer

                              CONSENT TO SUBLEASE
                  (SEE ATTACHED LETTERS FROM MASTER LANDLORD]

                      MASTER LANDLORD CONSENT TO SUBLEASE


     The undersigned ("Master Landlord"), Landlord under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction or any other provision of the Master Lease.

MASTER LANDLORD:

C-C CALIFORNIA PLAZA PARTNERSHIP,
a California General Partnership


BY: Cygna Development Corporation
    a California Corporation
    its general partner

By: [ILLEGIBLE]

Its: Project Manager
















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